UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2021

NICOLET BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-37700	47-0871001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street
Green Bay, Wisconsin 54301
(Address of principal executive offices)

(920) 430-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NCBS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of the shareholders of Nicolet Bankshares, Inc., held on May 10, 2021 (the “Annual Meeting”), Nicolet’s shareholders approved the following proposals by the votes set forth below.

Proposal 1:	Election of Directors.

Name	For	Withheld	Broker Non-Votes
Robert B. Atwell	6,235,424	166,563	1,133,867
Rachel Campos-Duffy	6,206,176	195,811	1,133,867
Michael E. Daniels	6,226,939	175,048	1,133,867
John N. Dykema	6,042,873	359,114	1,133,867
Terrence R. Fulwiler	6,219,630	182,357	1,133,867
Christopher J. Ghidorzi	6,109,626	292,361	1,133,867
Andrew F. Hetzel, Jr.	6,239,386	162,601	1,133,867
Ann K. Lawson	6,178,079	223,908	1,133,867
Donald J. Long, Jr.	6,132,933	269,054	1,133,867
Dustin J. McClone	6,236,698	165,289	1,133,867
Susan L. Merkatoris	6,153,560	248,427	1,133,867
Oliver Pierce Smith	6,238,911	163,076	1,133,867
Robert J. Weyers	6,167,088	234,899	1,133,867

Proposal 2:	Ratification of the selection of Wipfli LLP as Nicolet’s independent registered public accounting firm for the year ending December 31, 2021.

For	Against	Abstain	Broker Non-Votes
7,424,587	100,743	11,658	N/A

Proposal 3:	Advisory approval of Nicolet’s named executive officer compensation.

For	Against	Abstain	Broker Non-Votes
5,692,940	611,941	98,240	1,133,867

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 12, 2021	NICOLET BANKSHARES, INC.

		By:	/s/ Ann K. Lawson
Ann K. Lawson
Chief Financial Officer